Exhibit 3.14(b)

BY-LAWS

OF

GIRO SPORT DESIGN, INC.

As Adopted

May 1, 1987

TABLE OF CONTENTS

ARTICLE I. Offices		1
1.1.	Principal Office	1
1.2.	Other Offices	1

ARTICLE II. Meeting of Shareholders		1
2.1.	Place of Meetings	1
2.2.	Annual Meetings	2
2.3.	Special Meetings	2
2.4.	Notice of Shareholders’ Meetings	2
2.5.	Quorum	4
2.6.	Adjourned Meeting	4
2.7.	Waiver or Consent by Shareholders	5
2.8.	Action Without Meeting	5
2.9.	Voting Rights; Cumulative Voting	6
2.10.	Proxies	8
2.11.	Inspectors of Election	8

ARTICLE III. Directors; Management		9
3.1.	Powers	9
3.2.	Number and Qualification of Directors	9
3.3.	Election and Term of Office	9
3.4.	Removal of Directors	10
3.5.	Vacancies	10
3.6.	Place of Meetings	11
3.7.	Organizational Meetings	11
3.8.	Other Regular Meetings	12
3.9.	Special Meetings	12
3.10.	Quorum	14
3.11.	Contents of Notice and Waiver of Notice	14
3.12.	Adjournment	14
3.13.	Notice of Adjournment	15
3.14.	Telephone Participation	15

3.15.	Action Without Meeting	15
3.16.	Fees and Compensation	15

ARTICLE IV. Officers		15
4.1.	Officers	15
4.2.	Election	16
4.3.	Subordinate Officers	16
4.4.	Removal and Resignation	16
4.5.	Vacancies	16
4.6.	Chairman of the Board	17
4.7.	President	17
4.8.	Vice Presidents	17
4.9.	Secretary	17
4.10.	Treasurer	18

ARTICLE V. General Corporate Matters		19
5.1.	Record Date and Closing of Stockbooks	19
5.2.	Corporate Records and Inspection by Shareholders and Directors	20
5.3.	Checks, Drafts, Evidences of Indebtedness	21
5.4.	Corporate Contracts and Instruments; How Executed	21
5.5.	Stock Certificates	21
5.6.	Lost Certificates	21
5.7.	Reports to Shareholders	22
5.8.	Indemnity of Officers, Directors, etc.	23

ARTICLE VI. Amendments		26
6.1.	Amendment by Shareholders	26
6.2.	Amendment by Directors	26

ARTICLE VII. Committees of the Board		27
7.1.	Committees of the Board	27

ARTICLE VIII. Confidentiality of Corporate Records		28
8.1.	Confidentiality of Corporate Records	28

BY-LAWS

OF

GIRO SPORT DESIGN, INC.

ARTICLE I. Offices

1.1. Principal Office. The principal executive office in the State of California for the transaction of the business of the corporation (called the principal office) is fixed and located at:

3040–B Prather Lane

Santa Cruz, California 95065

The Board of Directors shall have the authority from time to time to change the principal office from one location to another within the State by amending this Section 1.1.

1.2. Other Offices. One or more branches or other subordinate offices may at any time be fixed and located by the Board of Directors at such place or places within or without the State of California as it deems appropriate.

ARTICLE II. Meetings of Shareholders

2.1. Place of Meetings. Meetings of the shareholders shall be held at any place within or outside the State of California that may be designated by the Board of Directors or by the written consent of all persons entitled to vote at the meeting, given either before or after the meeting and filed with the Secretary of the corporation. If no such designation is made, the meetings shall be held at the principal office of the corporation designated in Section 1.1 of these By-Laws.

2.2. Annual Meetings. The annual meeting of the shareholders shall be held on the third [day of week] in [month] in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, at the hour of 10:00 A:M., at which time the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

If the annual meeting of shareholders shall not be held on the date above specified, the Board of Directors shall cause such a meeting to be held as soon thereafter as convenient, and any business transacted or election held at such meeting shall be as valid as if transacted or held at an annual meeting on the date above specified.

2.3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the Board of Directors, Chairman of the Board, the President, or by holder of shares entitled to cast not less than ten percent (10%) of the votes at the meeting.

2.4. Notice of Shareholders’ Meetings. Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given not less than ten (10) (or if sent by third-class mail, thirty (30)) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat, such notice shall state the place, date and hour of the meeting and (l) In the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (2) in the case of the annual meeting, those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the shareholders, but, subject to the provisions of section 601(f) of the California Corporations Code, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the Board for election.

Notice of a shareholders’ meeting shall be given either personally or by first class mail or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal office of the corporation is located. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

Notwithstanding the foregoing, whenever the corporation has outstanding shares held of record by five hundred (500) or more persons, notice may be given by third class mail as provided in Sections 601(a) and 601(b) of the California Corporations Code.

If any notice addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at such address, all future notices shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal office of the corporation for a period of one year from the date of the giving of the notice to all other shareholders.

Upon request in writing to the Chairman of the Board, President, Vice President or Secretary by any person or persons (other than the Board of Directors) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request.

2.5. Quorum. At a meeting of the shareholders, a majority of the shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business but in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting.

Except as otherwise provided herein, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number of voting classes is required by the California Corporations code, or the Articles of Incorporation or By-Laws of this corporation. Shareholders present at a valid meeting at which a quorum is initially present may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by persons voting more than twenty-five (25) percent of the voting shares.

2.6. Adjourned Meeting. Any annual or special shareholders’ meeting may be adjourned from time to time, even though a quorum is not present, by the vote of the holders of a majority of the voting shares represented at the meeting either in person or by proxy, provided that in the absence of a quorum, no other business may be transacted at the meeting except as provided in Section 2.5 of these By-Laws.

Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might “have been transacted at the original meeting. If the adjournment is for more than forty-five (45)

days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

2.7. Waiver or Consent by Shareholders. The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by Section 2.4 of these By-Laws or Section 601(f) of the California Corporations Code to be included in the notice but .not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special ‘ meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval, of the minutes thereof, except as provided in Section 601(f) of the California Corporations Code.

2.8. Action Without Meeting. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Notwithstanding the provisions of this Section, the unanimous written consent of all shares entitled to vote for the election of directors is required to elect directors, except that only the consent of a majority of the outstanding shares entitled to vote is required to fill a vacancy on the Board of Directors other than a vacancy created by removal.

Unless the consents of all shareholders entitled to vote have been solicited or received in writing, notice shall be given to non-consenting shareholders to the extent required by Section 603(b) of the California Corporations Code.

Any shareholder giving a written consent, or the shareholder’s proxyholders, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.

2.9. Voting Rights; Cumulative Voting. Only persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the record date fixed by the Board of Directors as provided in Section 5.1 for the determination of shareholders of record shall be entitled to notice of and to vote at such meeting of shareholders. If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given; and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

Except as provided in the next following sentence and except as may be otherwise provided in the Articles of Incorporation, the holder of each outstanding share, regardless of class, shall be entitled to one vote for each share held on each matter submitted to a vote of shareholders. In the election of directors, each such shareholder complying with the following paragraph and entitled to vote at any election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are normally entitled, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit.

In the election of directors, no shareholder shall be entitled to cumulate votes in favor of any candidate or candidates unless such candidate’s or candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder’s intention to cumulate the shareholder’s votes. If any one shareholder has given such notice, such fact shall be announced to all shareholders and proxies present, who may then cumulate their votes for candidates in nomination.

In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, are elected. Votes against a director and votes withheld shall have no legal effect.

Voting may be by voice or ballot, provided that any election of directors must be by ballot upon the demand of any shareholder made at the meeting and before the voting begins.

2.10. Proxies. Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. All proxies must be in writing and must be signed by the shareholder confirming the proxy or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in Section 705 of the California Corporations Code. Such, revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting, by attendance at such meeting and voting in person by the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

2.11. Inspectors of Election. In advance of any meeting of shareholders the Board of Directors may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any meeting of shareholders may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.

The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.

ARTICLE III. Directors; Management

3.1. Powers. Subject to any provisions of the Articles of Incorporation and these By-Laws of this corporation and of the California Corporations Code limiting the powers of the Board of Directors or reserving powers to the shareholders, the Board shall, directly or by delegation, manage the business and affairs of the corporation arid exercise all corporate powers permitted by law.

3.2. Number and Qualification of Directors. The authorized number of directors shall be one (1), unless and until changed by an amendment to this Section 3.2 adopted by the shareholders pursuant to Section 6.1. A reduction in the authorized number of directors shall not remove any director prior to the expiration of such director’s term of office. Directors need not be shareholders of the corporation.

3.3. Election and Term of Office. The directors shall be elected annually by the shareholders at the annual meeting of the shareholders provided, that if for any reason, said annual meeting or an adjournment thereof is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of the shareholders called and held for that purpose. The term of office of the directors shall, except as provided in Section 3.4, begin immediately after their election and shall, continue until their respective successors are elected and qualified.

3.4. Removal of Directors. A director may be removed from office by the Board of Directors if he is declared of unsound mind by an order of court or convicted of a felony. Any or all of the directors may be removed from office without cause by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of directors; however, unless the entire Board is removed, an individual director shall not be removed if the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast, or, if such action is taken by written consent, all shares entitled to vote were voted, and the entire number of directors authorized at the time of the director’s most recent election were then being elected. A director may also be removed from office by the Superior Court of the county in which the principal office is located, at the suit of shareholders holding at least ten percent (10%) of the number of outstanding shares of any class, in case of fraudulent or dishonest acts or gross abuse of authority or discretion with reference to the corporation, in the manner provided by law.

No reduction of the authorized number of directors shall have the effect of removing any director before his term of office expires.

3.5. Vacancies. A vacancy or vacancies on the Board of Directors shall exist on the death, resignation, or removal of any director, or if the authorized number of directors is increased or the shareholders fail to elect the full authorized number of directors.

Except for a vacancy created by the removal of a director, vacancies on the Board of Directors nay be filled by a majority of the remaining directors although less than quorum, or by a sole remaining director, and each director elected in this manner shall hold office until his successor is elected at an annual or special shareholders’ meeting.

The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote.

Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

3.6. Place of Meetings. Regular and special meetings of the Board of Directors shall be held at any place within or outside the State of California that is designated by resolution of the Board or, either before or after the meeting, consented to in writing by all the Board members. If the place of a regular or special meeting is not fixed by resolution or written consents of the Board, it shall be held at the corporation’s principal office.

3.7. Organizational Meetings. Immediately following each annual shareholders’ meeting, the Board of Directors shall hold an organizational meeting to organize, elect officers, and transact other business. Notice of this meeting shall not be required.

3.8. Other Regular Meetings. The Board of Directors way, by resolution, fix any time, date and place for other regular meetings of the Board of Directors; provided, however, that any director not present at the meeting at which such resolution was adopted receives notice of the adoption of such resolution and the time and place of such meetings prior to the first regular meeting held pursuant to such resolution. Such notice of the adoption of the resolution must comply with the notice provisions of Section 3.9 of these By-Laws as if the first regular meeting were a special meeting. After the first regular meeting held pursuant to such resolution, no notice of regular meetings held pursuant to this paragraph and such resolution shall be required.

If the Board of Directors does not fix a time, date and place for other meetings, other regular meetings shall be held on the third Tuesday in November of each year at 10:00 A.M. at the principal office of the corporation unless this day falls on a legal holiday, in which case the meeting shall be held at the same time and place on the next succeeding full business day. No notice of regular meetings held pursuant to this paragraph shall be required.

3.9. Special Meetings.

(a) Special meetings of the Board of Directors for any purpose or purposes may be called at any time or place by the Chairman of the Board, by the President, or if both the Chairman of the Board and the President are absent, are unable or refuse to act, by any Vice President, or by any two directors.

(b) Notice of the time and place of special meetings shall be given in any one of the following manners:

(1) if delivered in person or by telephone, such notice shall be delivered at least forty-eight (48) hours prior to the time the meeting is to be held. Such notice may be communicated either to the director or to a person at the home or business of the director when the person delivering the notice has reason to believe such person will promptly communicate it to the director. Such notice shall be considered delivered when the person noticing the meeting believes in good faith that the notified person has heard and acknowledged the notice;

(2) if delivered by telegram, such notice shall be delivered to a common carrier, charges prepaid, for transmission to the director at least forty-eight (48) hours prior to the time the meeting is to be held. Delivery to a common carrier shall be due and legal notice to such director;

(3) if delivered by overnight courier service, including without limitation such services as Express Mail and Federal Express, such notice shall be delivered to such courier service, charges prepaid, for delivery to the director no later than two days prior to the day upon which the meeting is to be held. Delivery to a courier service shall be due and legal notice to such director;

(4) if delivered by facsimile transmission, such notice shall be either delivered to a common carrier, charges prepaid, for transmission to the director or transmitted by or under the direction of the person giving notice to the director at least forty-eight (48) hours prior to the time the meeting is to be held. Delivery to a common carrier or transmission of a facsimile shall be due and legal notice to such director;

(5) if delivered by first-class mail, such notice shall be deposited, in the United States mail, postage prepaid, at least four (4) days prior to the date of the meeting to be held. Deposit in the U.S. mail shall be due and legal notice to such director.

The notice need not specify the place of the meeting if the meeting is to be held at the principal office of the corporation.

3.10. Quorum. A majority of the authorized number of directors, but in no event less than two (2) (unless the authorized number of directors is one (1)), shall constitute a quorum for the transaction of business, except to adjourn a meeting under Section 3.12. Every act done or decision made by a majority of the directors present at a meeting at which a quorum is present shall be regarded as the act of the Board of Directors, unless the vote of a greater number is required by law, the Articles of Incorporation, or these By-Laws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by a majority of the required quorum for such meeting.

3.11. Contents of Notice and Waiver of Notice. Neither the business to be transacted at, nor the purposes of, any regular or special Board meeting need be specified in the notice or waiver of notice of the meeting. Notice of a meeting heed not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, either before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to said director. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

3.12. Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

3.13. Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place are fixed at the meeting being adjourned, except that if the meeting is adjourned for more than twenty-four (24) hours such notice shall be given prior to the adjourned meeting to the directors who were not present at the time of the adjournment.

3.14. Telephone Participation. Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meetings can hear one another. Such participation constitutes presence in person at such meeting.

3.15. Action Without Meeting. The Board of Directors may take any action without a meeting that may be required or permitted to be taken by the Board at a meeting, if all members of the Board individually or collectively consent in writing to the action. The written consent or consents shall be filed in the minutes of the proceedings of the Board, such action by written consent shall have the same effect as a unanimous vote of directors.

3.16. Fees and Compensation. Directors and members of committees shall receive neither compensation for their services nor reimbursement for their expenses unless these payments are fixed by resolution of the Board of Directors.

ARTICLE IV. Officers

4.1. Officers. The officers of the corporation shall be a President, a Secretary, and a Treasurer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant

Secretaries, one or more Assistant Treasurers, and any other officers who may be appointed under Section 4.3 of these By-Laws. Any two or more offices, except those of President and Secretary, may be held by the same person.

4.2. Election. The officers of the corporation, except those appointed under Section 4.3 of these By-Laws, shall be chosen annually by the Board of Directors, and each shall hold his office at the pleasure of the Board of Directors until he resigns or is removed or otherwise disqualified to serve, or his successor is elected and qualified.

4.3. Subordinate officers. The Board of Directors may appoint, and may authorize the President to appoint, any other officers that the business of the corporation may require, each of whom shall hold office for the period, have the authority, and perform the duties specified in the By-Laws or by the Board of Directors.

4.4. Removal and Resignation. Any officer may be removed with or without cause either by the Board of Directors at any regular or special Board meeting or, except for an officer chosen by the Board, by an officer on whom the power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Board, the President, or the Secretary of the corporation. An officer’s resignation shall take effect when it is received or at any later time specified in the resignation. Unless the resignation specifies otherwise, its acceptance by the corporation shall not be necessary to make it effective.

4.5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these By-Laws for regular appointments to the office.

4.6. Chairman of the Board. The Board of Directors may in its discretion elect a Chairman of the Board, who shall preside at all meetings of the directors and shareholders at which he is present and shall exercise and perform any other powers and duties assigned to him by the Board or prescribed by these By-Laws.

4.7. President. Subject to any supervisory powers that may be given by the Board of Directors or these By-Laws to the Chairman of the Board, the President shall be corporation’s chief executive officer and shall, subject to the control of the Board, have general supervision, direction, and control over the corporation’s business and officers. He shall preside as chairman at all meetings of the shareholders and directors not presided over by the Chairman of the Board. He shall be ex officio a member of all the standing committees, shall have the general powers and duties of management usually vested in a corporation’s president; shall have any other powers and duties that are prescribed by the Board or these By-Laws; and shall be primarily responsible for carrying out all orders and resolutions of the Board.

4.8. Vice Presidents. If the President is absent or is unable or refuses to act, the Vice Presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions on, the President. Each Vice President shall have any other powers and perform any other duties that are prescribed for him by the Board or the By-Laws.

4.9. Secretary. The Secretary shall keep or cause to be kept, and be available at the principal office and any other place that the Board of Directors specifies, a book of minutes of all directors’ and shareholders’ meetings. The minutes of each meeting shall .state the time .and place that it was held, whether it was regular or special, if a special meeting, how it was authorized, the notice given, the names of those present or represented at shareholders’ meetings, and the proceedings of the meetings. A similar minute book shall be kept for any committees, if required by the Board.

The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation’s transfer agent, a share register, or a duplicate share register, showing the shareholders’ names and addresses, the number and classes of shares held by each, the number and date of each certificate issued for these shares, and the number and date of cancellation of each certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all directors’ and shareholders’ meetings required to be given under these By-Laws or by law, shall keep the corporate seal in safe custody, and shall have any other powers and perform any other duties that are prescribed by the Board or the By-Laws.

4.10. Treasurer. The Treasurer shall be the corporation’s chief financial officer and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the corporation’s properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director and, upon written demand, by any shareholder at any reasonable time during usual business hours for a purpose reasonably related to such shareholder’s interests as a shareholder.

The Treasurer shall deposit all money and other valuables in the name and to the credit of the corporation with the depositaries designated by the Board of Directors. He shall disburse the corporation’s funds as ordered by the Board; shall render to the President and directors, whenever they request it, an account of all his transactions as Treasurer and of the corporation’s financial condition; and shall have any other powers and perform any other duties that are prescribed by the Board or the By-Laws.

If required by the Board, the Treasurer shall give the corporation a bond in the amount and with the surety or sureties specified by the Board for faithful performance of the duties of his office and for restoration to the corporation of all its books, papers, vouchers, money, and other property of every kind in his possession or under his control on his death, resignation, retirement, or removal from office.

ARTICLE V. General Corporate Matters

5.1. Record Date and Closing of Stockbooks. The Board of Directors may fix a time in the future as a record date for determining shareholders entitled to notice of and to vote at any shareholders’ meeting, to receive any dividend, distribution or allotment of rights, or to exercise rights in respect of any other lawful action, including change, conversion, or exchange of shares. The record date shall not, however, be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action. If a record date is fixed for a particular meeting or event/ only shareholders of record on that date are entitled to notice and to vote and to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than forty-five (45) days.

5.2. Corporate Records and Inspection by Shareholders and Directors. Books and records of account and minutes of the proceedings of the shareholders, Board of Directors, and committees of the Board shall be kept available for inspection at the principal office. A record of the shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each, shall be kept available for inspection at the principal office or at the office of the corporation’s transfer agent or registrar.

A shareholder or shareholders holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation shall have an absolute right to do either or both of the following: (1) inspect and copy the record of shareholders’ names and addresses and shareholdings during usual business hours upon five (5) business days’ prior written demand upon the corporation, or (2) obtain from the transfer agent for the corporation, upon five (5) business days’ prior written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders’ names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder’s interests as a shareholder or holder of a voting trust certificate. Inspection and copying may be made in person or by agent or attorney.

Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation and its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and make extracts.

5.3. Checks, Drafts, Evidences of Indebtedness. All checks, drafts, or other orders for payment of money, notes, and all mortgages, or other evidences of indebtedness, issued in the name of or payable to the corporation, and all assignments and endorsements of the foregoing, shall be signed or endorsed by the person or persons and in the manner specified by the Board of Directors.

5.4. Corporate Contracts and Instruments; How Executed. Except as otherwise provided in the By-Laws, officers, agents or employees must be authorized by the Board of Directors to enter into any contract or execute any instrument in the corporation’s name and on its behalf. This authority may be general or confined to specific instances.

5.5. Stock Certificates. One or more certificates for shares of the corporation’s capital stock shall be issued to each shareholder for any of his shares that are fully paid up. The corporate seal or its facsimile may be fixed on certificates. All certificates shall be signed by the Chairman of the Board, President, or a Vice President and the Secretary, Treasurer, or an Assistant Secretary. Any or all of the signatures on the certificate may be facsimile signatures.

5.6. Lost Certificates. No new share certificate that replaces an old one shall, be issued unless the old one is surrendered and cancelled at the same time; provided, however, that if any share certificate is lost, stolen, mutilated, or destroyed, the President and Secretary may cause to be issued a new certificate replacing the old one on any terms and conditions, including a reasonable arrangement for indemnification of the corporation, that the President may specify.

5.7. Reports to Shareholders. The requirement for the annual report to shareholders referred to in Section 1501(a) of the California Corporations Code is hereby expressly waived so long as there are less than one hundred (100) holders of record of the corporation’s shares. The Board of Directors shall cause to be sent to the shareholders such annual or other periodic reports as it considers appropriate or as otherwise required by law. In the event the corporation has one hundred (100) or more holders of its shares, an annual report complying with Section 1501(a) and, when applicable, Section 1501(b) of the California Corporations Code shall be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal year and at least fifteen (15) (or, if sent by third-class mail, thirty-five (35)) days prior to the annual meeting of shareholders to be held during the next fiscal year.

If no annual report for the last fiscal year has been sent to shareholders, the corporation shall, upon the written request of the shareholder made more than one hundred twenty (120) days after the close of such fiscal year, deliver or mail to the person making the request within thirty (30) days thereafter the financial statements referred to in Section 1501(a) for such year.

A shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of a corporation may make a written request to the corporation for an income statement of the corporation for the three-month, six-month, or nine-month period of the current fiscal year ended mote than thirty (30) days prior to the date of the request and a balance sheet of the corporation as of the end of such period and, in addition, if no annual report for the last fiscal year has been sent to shareholders, the statements referred to in Section 1501(a) of the Corporations Code for the last fiscal year. The statement shall be delivered or mailed to the person making the request within thirty (30) days thereafter. A copy of the statements shall be kept on file in the principal office of the corporation for twelve (12) months and they shall be exhibited at all reasonable times to any shareholder demanding an examination of them or a copy shall be mailed to such shareholder. The income statements and balance sheets referred to shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.

5.8. Indemnity of Officers, Directors, etc.

(a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person’s conduct was unlawful.

(b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person, is or was an agent of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances; except that no indemnification shall be made:

(1) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of such person’s duty to the corporation, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall determine;

(2) of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or

(3) of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

(c) Any indemnification under this Section 5.8 shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth above by:

(1) a majority vote of a quorum consisting of directors who are not parties to such proceeding; or

(2) approval of the shareholders by the affirmative vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present or by the written consent of shareholders as provided in Section 2.8, with the shares owned by the person to be indemnified not being entitled to vote thereon.

Upon written request of an agent seeking indemnification under this Section 5.8, the Board of Directors by majority vote shall promptly make a determination in good faith as to whether the applicable standard of conduct has been met. If a positive determination is made, indemnification shall be authorized forthwith if the directors approving the determination include a majority of a quorum of directors not parties to the proceeding, otherwise the question of authorization by the shareholder shall be put to a shareholder vote no later than the date of the next annual meeting and said question shall be included in any management proxy solicitation for or prior to said meeting.

(d) Expenses incurred in defending any proceeding shall be advanced by the corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Section.

(e) For the purposes of this Section, “agent” means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and “expenses” includes without limitation attorneys’ fees and any expenses of establishing a right to indemnification under this Section.

ARTICLE VI. Amendments

6.1. Amendment by Shareholders. By-Laws may be adopted, amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote; provided, however, that an amendment to Section 3.2 reducing the number of directors on a fixed-number Board of Directors or the minimum number of director on a variable-number Board to a number less than five cannot be adopted if the vote cast against its adoption at a meeting or the shares not consenting, in the case of action by written consent, are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote.

6.2. Amendment by Directors. Subject to the right of shareholders under Section 6.1, by-laws may be adopted, amended, or repealed by the Board of Directors, except that the adoption or amendment of a by-law which specifies or changes the number of directors on a fixed-number Board, or the minimum or maximum number of directors on a variable-number Board, or which changes from a fixed-number Board to a variable-number Board or vice versa must be adopted by the affirmative vote or written consent of the holders of a majority of the outstanding shares entitled to vote.

ARTICLE VII. Committees of the Board

7.1. Committees of the Board. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board and with such authority and organization as the Board may from time to time determine. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in the resolution of the Board shall have all the authority of the Board, except with respect to:

(a) the approval of any action for which shareholder approval is also required by these By-Laws or the California Corporations Code;

(b) the filling of vacancies on the Board or in any committee;

(c) the fixing of compensation of the directors for serving on the Board or on any committee;

(d) the amendment or repeal of by-laws or the adoption of new by-laws;

(e) the amendment or repeal of any resolution of the Board which by its express terms is not so amenable or repealable;

(f) a distribution to the shareholders of the corporation as defined in Section 166 of the California Corporations Code, except at a rate or in a periodic amount or within a price range determined by the Board;

(g) the appointment of other committees of the Board or the members thereof.

The Board shall designate a chairman for each committee who shall have the sole power to call any committee meeting other than a meeting set by the Board. Except as otherwise established by the Board, Article III of these By-Laws shall apply to committees of the Board and actions by such committees, with those provisions being changed that should be changed in order to apply to such committees and their actions.

ARTICLE VIII. Confidentiality of Corporate Records

8.1. Confidentiality of Corporate Records. The Corporation’s financial statements, accounting books and records, and minutes of proceedings (including written consents) of its shareholders and Board of Directors (including Committees thereof) [hereinafter the “Corporate Records”] contain confidential information and trade secrets of the Corporation. The Corporation’s business could be harmed significantly if the contents of the Corporate Records were known to competitors. Therefore, the Corporation shall have a general policy of maintaining the confidentiality of the Corporate Records which, by their acceptance of their share certificate, all shareholders are deemed to have accepted.

The Corporation acknowledges that its shareholders have rights to inspect the corporate Records (“Inspection Rights”) by virtue of being shareholders (including, without limitation, those granted in Sections 1501 and 1601 of the Corporation Code). These Inspection Rights, however, are limited to purposes reasonably related to a shareholder’s interests as a shareholder of the Corporation. In order to assure that such limitation on the Inspective Rights is adhered to, the Corporation may require that a shareholder (and any agent or attorney of such shareholder) execute a non-disclosure statement prior to permitting such person to utilize the Inspection Rights with respect to the Corporate Records. Such non-disclosure statement may provide that absent the prior written consent of an officer of the Corporation such inspecting person not disclose to a third party those portions of the Corporate Records to which such inspecting person does not lawfully obtain access other than through exercise of the Inspection Rights without a duty of non-disclosure. Such non-disclosure statement would further provide that an officer of the corporation would be required to consent to a written request for permission to disclose a portion of the Corporate Records if the requesting person proved in a clear and convincing manner to the officer that the proposed disclosure of the designated portion of the Corporate Records to the named third party was for a purpose reasonably related to the shareholder’s interests as a shareholder of the Corporation and the named third party had delivered to such officer a non-disclosure statement whereby such third party similarly agreed not to disclose such Corporate Records without the prior written consent of an officer of the Corporation.

All share certificates of the Corporation shall bear a legend referring to the requirements imposed by this Article VIII.